UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 1, 2012

TELULAR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23212	36-3885440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

311 South Wacker Drive, Suite 4300, Chicago, Illinois		60606-6622
(Address of Principal Executive Offices)		(Zip Code)

(312) 379-8397
(Registrant's Telephone Number, Including Area Code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On February 1, 2012, Telular purchased 100% of the capital stock of SkyBitz, Inc. (“SkyBitz”). SkyBitz provides mobile resource management solutions focusing on over-the-road tracking via satellite. SkyBitz’s satellite-based technology provides real-time visibility of many asset types, including truck trailer, intermodal containers, sea-going containers, rail cars, power generators and rental equipment.  The purchase will be accounted for using the purchase method. Under the terms of the agreement, Telular paid approximately $45 million comprised of approximately $36 million in cash and 1,020,000 shares of Telular’s common stock, valued at approximately $9 million. The cash portion of the consideration will be funded with a $30 million five year term loan from Silicon Valley Bank (“SVB”) and approximately $6 million from Telular’s cash on hand.

Item 9.01.    Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired.

        To be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)        Pro Forma Financial Information

        To be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2012	TELULAR CORPORATION

/s/ Jonathan Charak
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Jonathan Charak
Chief Financial Officer